Exhibit 4.2

CUSIP

FLIR Systems, Inc.

No.	$

[    ] % [SECURITY] DUE [    ]

FLIR Systems, Inc., an Oregon corporation, as issuer (the “Company”), for value received, promises to pay to [CEDE & CO.] or registered assigns the principal sum of [    ] on [    ], [    ].

Interest Payment Dates: [    ] and [    ].

Record Dates: [    ] and [    ].

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

FLIR SYSTEMS, INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

[FORM OF REVERSE OF SECURITY]

FLIR Systems, Inc.

[    ]% [SECURITY] DUE [    ]

1. Interest. FLIR Systems, Inc., an Oregon corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of [    ]% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [    ] to but excluding the date on which interest is paid. Interest shall be payable in arrears on each [    ] and [    ], commencing [    ]. Interest will be computed on the basis of a [360-day year comprised of twelve 30-day months]. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Securities.

2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on [    ] and [    ] immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay, or cause to be paid by the Paying Agent, all principal, interest on that Holder’s Securities in accordance with those instructions. All other payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. This Security is on the series designated on the fact hereof [limited in aggregate principal amount to $             ]. This Security is one of a duly authorized issue of securities of the Company issued and to be issued in one or more series under an Indenture dated as of [    ], 2011 (the “Indenture”, which term shall have the meaning assigned to it in such instrument) between the Company and the Trustee. This is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[5. If applicable, insert – Optional Redemption. The Securities of this series are subject to redemption [if applicable, insert – [at any time] [on or after          , 20     ], as a whole or in part, at the election of the Company at the Redemption Price equal to         ]. The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

[6. If applicable, insert - Redemption Procedures. The Trustee will select Securities called for redemption on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository); provided that no Securities of $[    ] or less shall be redeemed in part. A new Security of this series in principal amount equal to the un-redeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption pursuant to this paragraph 6 become due on the date fixed for redemption. On and after the date fixed for redemption, interest stops accruing on Securities or portions of them called for redemption.]

[7. If applicable, insert - Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.]

8. Denominations, Transfer, Exchange. The Securities of this series are in registered form without coupons and in denominations of $[    ] and integral multiples of $[    ]. A Holder may transfer or exchange Securities of this series in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

9. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11. Amendment, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Securities, amend or waive the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder of each series to be affected. Other amendments of the Indenture or the Securities of each series may be made by the Company and the Trustee with the consent of the Holders of Securities of such series of not less than a majority of the aggregate principal amount of the outstanding Securities of such series, subject to certain exceptions requiring the consent of the Holders of the particular Securities of such series to be affected.

12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction com-plies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(5) and 6.01(6) of the Indenture) with respect to the Securities of this series occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Securities of this series then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Securities of this series; and upon any such declaration all such amounts upon such Securities shall become and be immediately due and payable, anything in the Indenture or in the Securities to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(5) and 6.01(6) of the Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Securities of this series shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of this series. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Securities of this series) if it determines that withholding notice is in their best interests.

14. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities of this series, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities of this series by accepting a Security of this series waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities of this series.

16. Discharge; Defeasance. The Company’s obligations pursuant to the Indenture with respect to Securities of this series will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of this series or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Securities of this series to maturity or redemption.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

17. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

18. Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

If to the Company:

Name and Address

Attn:

ASSIGNMENT

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Date:	Your
Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended